      As filed with the Securities and Exchange Commission on May 15, 1997
                                                           Registration No. 33-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                        --------------------------------

                            SPORT SUPPLY GROUP, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                    75-2241783
     -------------------------------                   -------------------
     (State or other jurisdiction of                   (I.R.S. Employer
     incorporation or organization)                    Identification No.)

                              1901 DIPLOMAT DRIVE
                          FARMERS BRANCH, TEXAS 75234
                                 (972) 484-9484
              (Address, including zip code, and telephone number,
                 including area code, of Registrant's principal
                               executive offices)

                        --------------------------------

                            SPORT SUPPLY GROUP, INC.

                     AMENDED AND RESTATED STOCK OPTION PLAN

                              (Full title of Plan)

                        --------------------------------

                              TERRENCE M. BABILLA
                                GENERAL COUNSEL
                            SPORT SUPPLY GROUP, INC.
                              1901 DIPLOMAT DRIVE
                          FARMERS BRANCH, TEXAS 75234
                                 (972) 484-9484
                      (NAME, ADDRESS AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                      ------------------------------------

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------

    TITLE OF EACH CLASS       AMOUNT           PROPOSED MAXIMUM            PROPOSED MAXIMUM             AMOUNT OF
       OF SECURITIES           TO BE            OFFERING PRICE                 AGGREGATE              REGISTRATION
     TO BE REGISTERED      REGISTERED(1)         PER SHARE(2)              OFFERING PRICE(2)               FEE
-------------------------------------------------------------------------------------------------------------------
  Common Stock,              675,000               $6.125                    $4,134,375                 $1,253
  $.01 par value
-------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, there are also being registered such additional shares of Common Stock as may become issuable pursuant to the antidilution provisions of the Amended and Restated Stock Option Plan.

(2) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices paid for a share of Sport Supply Group, Inc. Common Stock on May 13, 1997, as reported on the New York Stock Exchange, all in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended.

                           INCORPORATION BY REFERENCE

         The contents of the Registrant's Registration Statements on Form S-8 Nos. 33-42056, 33-48514 and 33-80028, including all exhibits attached thereto, are incorporated by reference in this Registration Statement.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Farmers Branch, State of Texas, on May 14, 1997.

                                               SPORT SUPPLY GROUP, INC.


                                               By: /s/ Peter S. Blumenfeld
                                                   ---------------------------
                                                   Peter S. Blumenfeld,
                                                   President and
                                                   Chief  Operating Officer


                               POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Peter S. Blumenfeld and John P. Walker, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement was signed on May 14, 1997, by the following persons in the capacities indicated.

Signature                                   Title
---------                                   -----


   /s/  Geoffrey P. Jurick                  Chairman of the Board and
------------------------------------        Chief Executive Officer (Principal
         Geoffrey P. Jurick                 Executive Officer)

   /s/  Peter S. Blumenfeld                 Director
------------------------------------
        Peter S. Blumenfeld


   /s/  John P. Walker                      Executive Vice-President, Chief
------------------------------------        Financial Officer and Director
        John P. Walker                      (Principal Financial Officer
                                            and Principal Accounting Officer)

   /s/  Eugene I. Davis                     Director
------------------------------------
        Eugene I. Davis


   /s/  Johnson C. S. Ko                    Director
------------------------------------
        Johnson C. S. Ko

/s/     Peter G. Bunger                     Director
------------------------------------
        Peter G. Bunger


/s/     Dr. Thomas P. Treichler             Director
------------------------------------
        Dr. Thomas P. Treichler

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                            EXHIBIT
------                            -------

*    4.1       Sport Supply Group, Inc. Amended and Restated Stock Option Plan.

*    5.1       Opinion of Terrence M. Babilla.

*    23.1      Consent of Terrence M. Babilla (contained in Exhibit 5).

*    23.2      Consent of Independent Public Accountants.

*    24        Power of Attorney (Set forth on Page 2 and 3 hereof).


*        Filed herewith.